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                                                                    EXHIBIT 3(h)


              AMENDMENTS TO BY-LAWS OF REGENT COMMUNICATIONS, INC.
                            ADOPTED DECEMBER 13, 1999

                              --------------------

         WHEREAS, Article Eighth of the Amended and Restated Certificate of Incorporation and Article VIII of the by-laws of the Company provide that the by-laws of the Company may be amended by the Board of Directors; and


         WHEREAS, Section 141(b) of the Delaware General Corporate Law provides that the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board unless the certificate or the by-laws shall require a vote of a greater number; and


         WHEREAS, the Board of Directors desires to amend the by-laws to provide for the designation of an Executive Committee and to provide that the vote of a greater number of directors is required in certain instances with respect to the affairs of that Executive Committee.


         NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 9 of the by-laws is hereby amended in its entirety to read as follows:


                  "SECTION 9. CONDUCT OF BUSINESS AT A MEETING OF THE BOARD. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise required by law and except according to the vote of a greater number as may be required pursuant to Article III, Section 1 hereof with respect to the Executive Committee. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law and except according to the vote of a greater number as may be required pursuant to Article III, Section 1 hereof with respect to the Executive Committee."


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         BE IT FURTHER RESOLVED that Article III of the by-laws is hereby amended in its entirety to read as follows:

                                  "ARTICLE III
                                  ------------

                      COMMITTEES OF THE BOARD OF DIRECTORS
                      ------------------------------------

         SECTION 1.  EXECUTIVE COMMITTEE.

                  (a) There shall be established an Executive Committee of the Board of Directors composed of five non-management Directors elected by the Board of Directors. The establishment of this Executive Committee and the authority delegated to it hereunder shall be effective upon the earliest closing by the Company after the date hereof of an underwritten public offering of Common Stock of the Company (i) at a per share price of at least $6.50 (equitably adjusted for any stock splits, reverse stock splits or stock dividends accruing after the date hereof) and generating not less than $50,000,000 of gross proceeds payable to the Company, if such public offering occurs prior to June 15, 2000, and (ii) at a per share price of at least $12.00 (equitably adjusted for any stock splits, reverse stock splits or stock dividends accruing after the date hereof) and generating not less than $25,000,000 of gross proceeds payable to the Company (excluding the effect of any over-allotment option) if such public offering occurs on or after June 15, 2000. Those elected to serve are Kenneth J. Hanau, William H. Ingram, Richard H. Patterson, William P. Sutter, and John H. Wyant. Each member of the Executive Committee shall hold office until his death or resignation, or until he shall cease to be a Director.

                  (b) The Executive Committee shall have the power and authority of the Board of Directors, in accordance with applicable Delaware law, to review and make recommendations to the Board of Directors regarding:

                           (i) the purchase or lease by the Company or any
                  subsidiary thereof of any business or assets, other than the purchase or lease of assets in the ordinary course of business (a purchase or lease of any radio broadcasting station or Federal Communications Commission license not being a purchase or lease in the ordinary course), or the execution of any agreement providing for the purchase, lease, construction or management of or in respect of radio broadcasting stations (including time brokerage agreements and local marketing agreements and the like);

                           (ii) the sale of any assets (other than substantially
                  all) of the Company or any subsidiary thereof, or the execution of any agreement in respect thereof (other than the sale of advertising

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                  time and excess or obsolete furniture, fixtures or equipment in the ordinary course of business);

                           (iii) the issuance or sale of any equity or debt
                  securities of the Company or any subsidiary thereof or any rights to acquire any of such equity or debt securities (including options and warrants) or the issuance or sale of stock appreciation or other "phantom" stock rights, other than Permitted Issuances (as defined below), or the execution of any agreements in respect thereof;

                           (iv) the incurrence or assumption of any Indebtedness
                  (as defined below) by the Company or any subsidiary thereof, other than Permitted Indebtedness (as defined below); and

                           (v) any amendment or modification of Article III,
                  Section 1, of these by-laws or any other by-law amendments to the extent they relate to the Executive Committee or its power or authority.

                  All matters of the nature described above shall, before any action may be taken thereon by the Board of Directors, first be delegated to the Executive Committee by the Chairman of the Board or President for review and recommendation to the Board of Directors.

                  For purposes of this Section, the following definitions shall apply:

                  "Indebtedness" means the principal of, premium, if any, and unpaid interest on: (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, in any manner by the Company through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by the Company, even though the Company has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of the Company created or arising under any conditional sale, lease (intended primarily as a financing device) or title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such

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                  property, and (e) renewals, extensions and refunding of any such indebtedness.

                  "Permitted Indebtedness" means (i) Indebtedness of the Company outstanding as of the date the establishment of the Executive Committee becomes effective; and (ii) Indebtedness to the extent permitted under the Company's senior credit facility in effect as of the date the establishment of the Executive Committee becomes effective.

                  "Permitted Issuances" means any of the following: (i) the issuance of shares of Common Stock on the conversion of any shares of convertible securities of the Company outstanding as of the date the establishment of the Executive Committee becomes effective; (ii) the issuance of shares of Common Stock upon the exercise of outstanding options or warrants to purchase Common Stock or Preferred Stock of the Company; and
                  (iii) the grant and/or exercise of options under the Company's 1998 Management Stock Option Plan or other stock option plan of the Company duly authorized in accordance with these by-laws.

                  (c) Anything to the contrary notwithstanding, the Executive Committee shall not have the power to amend, alter or repeal any resolution of the Board of Directors relating to a matter that has been previously referred to the Executive Committee in accordance with this resolution that has been adopted by the affirmative vote of two-thirds of the total number of Directors or that shall not be within the scope of the matters specified in Section 1(b) as subject to review by the Executive Committee.

                  (d) In the event the Executive Committee votes to recommend any action to the Board of Directors, the Board of Directors may approve or reject such action by a vote of a majority of the voting Directors (assuming that a quorum is present). In the event the Executive Committee votes not to recommend any such action or within 10 business days after the matter has been referred to it in writing by the Chairman of the Board or the President, fails to provide any recommendation, or if the Board of Directors has determined to act on any matter described herein to be delegated to the Executive Committee without first seeking the recommendation of the Executive Committee with respect thereto, the Board of Directors may approve such action or matter by, and only by, the affirmative vote of two-thirds of the total number of Directors with respect to matters described in Section 1(b)(i)-(iv) and by the affirmative vote of three-fourths of the total number of Directors with respect to matters described in Section 1(b)(v) above.

                  (e) The Executive Committee shall meet from time to time as may be necessary on notice from the Chairman of the Board, the

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          President or any member of the Executive Committee. The Executive
          Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall maintain custody of all data furnished to, and all rules of, the Committee, shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such rules of procedure shall be subject to revision or alteration by a three-fourths vote of the total number of Directors.

                  (f) Vacancies on the Executive Committee shall be filled by appointment by the Board of Directors.

                  (g) Compensation for attendance at Executive Meetings shall be as determined from time to time by the Board of Directors.

                  (h) The existence of the Executive Committee and the provisions regarding its rights and duties contained herein shall terminate on the earlier of the third anniversary of its establishment or on the affirmative vote of three-fourths of the total number of Directors. Further, neither the power or authority of the Executive Committee, nor the manner in which the Executive Committee shall act in respect of matters to be delegated to it, nor the provisions of this Article III in respect of the Executive Committee shall be amended or modified by the Board of Directors without the prior approval of the Executive Committee unless approved by the vote of three-fourths of the total number of Directors.

                  SECTION 2. OTHER COMMITTEES. The Board of Directors, by the vote of a majority of the whole Board, may from time to time designate one or more committees of the board in addition to the Executive Committee established under Section 1 above, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure, direction and control of the Board. The resolution establishing each such other committee shall specify a designation by which it shall be known, fix its powers and authority, and elect a director or directors to serve as its member or members, designating, if the Board desires, other directors as alternate committee members who may replace any absent or disqualified member at any meeting of such committee. An act or authorization of an act by any such committee within the authority lawfully delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors. No such committee shall abrogate any of the powers or authority specifically given to the Executive Committee in Section 1 of this Article III.

                  SECTION 3. CONDUCT OF BUSINESS AT COMMITTEE MEETINGS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by law. Adequate provision shall be made for notice

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          to members of all meetings. One-third (1/3) of the members shall constitute a quorum. All matters shall be determined by a majority vote of the members present, except that a recommendation by the Executive Committee that the Board of Directors approve or reject any action shall be made by the majority vote of the total members of the Executive Committee. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee."

         BE IT FURTHER RESOLVED, that there is hereby established an Executive Committee of this Board of Directors, consisting of Kenneth J. Hanau, William H. Ingram, Richard H. Patterson, William P. Sutter, and John H. Wyant, which Committee will become effective, and will have such power, authority and duration, as provided in Sections 1 and 3 of Article III of the Company by-laws.